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                               ALLIANCE AGREEMENT

This Alliance Agreement (the "Agreement") is made effective as of the 26th of March, 2000 between BrainTech, Inc. ("BNTI"), having a principal place of business at Suite 102, 903 West 1st St., North Vancouver, B.C. V7P 3N4, fax
(604) 980-7121, and ABB Flexible Automation a division of ABB Inc. ("ABB"), having a place of business at 1ABB Court, Brampton,Ontario L6T 5S6 905-460-3000, fax: 905-460-3401


RECITALS.

A. BNTI has expertise in the development of machine vision systems, including the technology and methods required to analyze and classify digital representations of images and visual patterns.

B. BNTI has developed valuable proprietary technology for use in the development of visions systems, including the Odysee Development Studio, the BrainTronProcessor, and the BrainTech Image Processing Library.

C. ABB has expertise in the area of flexible automation equipment manufacturing and system integration.

D.     ABB has developed a valuable network of business contacts and clients.

E. BNTI and ABB believe that their respective technologies and expertise can be profitably combined in industrial applications which can employ the expertise and technology of both BNTI and ABB.

F. BNTI and ABB wish to establish a framework to cooperate in developing and executing business which combines the areas of expertise and technologies of both companies.


ARTICLE 1.  PURPOSE OF THIS AGREEMENT

1.1 ABB and BNTI agree to cooperate, in accordance with the terms and procedures set out in this Agreement, in the identification, pursuit and development of business opportunities to design, develop, market, and install industrial applications and systems which combine the expertise and technology of BNTI and the expertise and technology of ABB.


ARTICLE 2.  AUTHORIZATION

2.1 ABB hereby authorizes BNTI to make representations to potential customers of BNTI to the effect that:

      (a)  BNTI has established an alliance with ABB; and


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      (b)  as a result of that alliance, BNTI can make the services and expertise of ABB available to potential customers.

      In making such representations, BNTI is authorized to distribute ABB's promotional literature and other promotional products to potential customers.

2.2 BNTI hereby authorizes ABB to make representations to potential customers of ABB to the effect that:

      (a)  ABB has established an alliance with BNTI; and
      (b) as a result of that alliance, ABB can make the services, expertise, and proprietary technology and products of BNTI available to potential customers.

      In making such representations, ABB is authorized to distribute BNTI promotional literature and other promotional products to potential customers.


ARTICLE 3.  MARKETING COOPERATION

3.1 Each party agrees that, upon becoming aware of a business opportunity to design, develop, market, or install an industrial application or system which can potentially utilize, in a substantial way, the expertise and technologies of both BNTI and ABB (an "Opportunity"), it will:

     (a) advise the potential customer of its alliance with the other party, and of the expertise and technology of the other party; and
     (b) advise of the other party of the Opportunity.

3.2 Upon identifying an Opportunity, the parties will cooperate to obtain such contracts or business as can be obtained arising from the Opportunity. In doing so, the parties will use their reasonable best efforts to implement the following steps and procedures.

      (a) The parties will establish a reasonable division of work and responsibility, having to their respective areas of expertise and technologies.

      (b) The parties will cooperate in preparing such proposals or feasibility studies as may be beneficial in pursuit of the Opportunity. In doing so, each party will prepare estimates of its expected costs in completing the areas of work which may be assigned to it. Each party will make available to the other the information and calculations on which its cost estimates are based.

      (c) The parties will prepare such specifications and contracts as may be beneficial in pursuits of the Opportunity.


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      (d)  The parties will establish a fair and reasonable division of the revenue anticipated from the Opportunity. To the greatest extent practicable, the division of revenue shall include allowance for a reasonable finder's fee for the party which first identified or found the Opportunity.

3.2 Each party agrees, to the greatest extent reasonably practicable, to work exclusively with the other party (in preference to any other company offering expertise or technology similar to that of the other party) in pursuing any Opportunity. For greater certainty, this section will not require either party to work exclusively with the other party if it has a persuasive bona fide business reason for not so. Such bona fide business reasons may include, without out limitation:

     (a) Inability of the other party to supply expertise or technology which is important to pursuit of the Opportunity;

     (b) Independent preference of a potential customer for another company offering expertise or technology similar to that of the other party; or

     (c) Inability of the parties, despite their reasonable best efforts, to agree on any business or technical issues important to the pursuit of the Opportunity.


ARTICLE 4.  INTELLECTUAL PROPERTY RIGHTS

4.1 ABB acknowledges that (except to the extent that such have been licensed by BNTI from third parties) BNTI owns all title and intellectual property rights, copyright, moral rights, and patent rights in and to the inventions, designs, products, hardware, software, and programs listed in Schedule "A" (the "BNTI Proprietary Technology") Nothing in this Agreement shall constitute a grant, transfer, or assignment to ABB of any of the foregoing rights, or any license to use any BNTI Proprietary Technology except as expressly authorized by BNTI.

4.2 ABB shall not reverse engineer, decompile, or disassemble any BNTI Proprietary Technology , except any only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

4.3 ABB further acknowledges that information provided by BNTI to ABB concerning the BNTI Proprietary Technology shall constitute proprietary and confidential information belonging to BNTI. ABB shall not disclose, and shall keep confidential, all such information. This provision shall not apply to information which (i) is or becomes part of the public domain through no act or omission of ABB, (ii) ABB receives from a third party acting without any obligation or restriction of confidentiality in favor of BNTI, (iii) BNTI releases from confidential treatment by written consent, or (iv) Partner is required by any applicable law or court order to disclose.


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4.4  ABB warrants that neither it nor any of its employees will knowingly convert to their own use or to use of any other party any industrial secrets or trade secrets owned by BNTI and obtained by ABB or its personnel by reason of this Agreement or otherwise.

4.5 BNTI acknowledges that (except to the extent that such have been licensed by ABB from third parties) ABB owns all title and intellectual property rights, copyright, moral rights, and patent rights in and to the inventions, designs, products, hardware, software, and programs listed in Schedule "B" (the "ABB Proprietary Technology") Nothing in this Agreement shall constitute a grant, transfer, or assignment to BNTI of any of the foregoing rights, or any license to use any ABB Proprietary Technology except as expressly authorized by ABB.

4.6 BNTI shall not reverse engineer, decompile, or disassemble any ABB Proprietary Technology , except any only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation.

4.7 BNTI warrants that neither it nor any of its employees will knowingly convert to their own use or to the use of any other party any industrial secrets or trade secrets owned by ABB and obtained by BNTI or its personnel by reason of this Agreement or otherwise.

4.8 BNTI further acknowledges that information provided by ABB to BNTI concerning the ABB Proprietary Technology shall constitute proprietary and confidential information belonging to ABB. BNTI shall not disclose, and shall keep confidential, all confidential and proprietary information provided by ABB or any subsidiary or agent of ABB relating to any ABB Proprietary Technology. This provision shall not apply to information which (i) is or becomes part of the public domain through no act or omission of BNTI, (ii) BNTI receives from a third party acting without any obligation or restriction of confidentiality in favor of ABB, (iii) ABB releases from confidential treatment by written consent, or (iv) BNTI is required by any applicable law or court order to disclose.

4.9 Each party further acknowledges that a violation of this Article 4 may cause irreparable harm to the other party for which no adequate remedy in damages exists, and each party therefore agrees that, in addition to any other remedies available, a party will be entitled to seek equitable remedies, including without limitation injunctive relief, to enforce the obligations set forth in this Article 4. Without limiting the generality of the foregoing, each party agrees that a party seeking to enforce the obligations set out in this Article 4 shall be entitled to obtain interim, interlocutory, and permanent injunctive relief without having to prove irreparable harm, without regard to the balance of convenience, and without having to post a bond.


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ARTICLE 5.  DISCLAIMER OF  AGENCY OR PARTNERSHIP STATUS

5.1 Nothing in this Agreement shall create any relationship of partnership between BNTI and ABB. Neither party shall represent to any third person that the relationship between BNTI and ABB is anything other than that of independent contractors.

5.2 Nothing in this Agreement shall constitute either party as an authorized distributor, reseller or selling agent for the other party. Nothing in this Agreement shall create in either party any right or authority to incur any obligations on behalf of, or to bind in any respect, the other party.

5.3 Neither BNTI's nor ABB's officers, employees or agents shall be deemed officers, direct or indirect employees, or agents of the other.


ARTICLE 6.  TERM AND TERMINATION

6.1 Unless terminated in accordance with this Article, the term of this Agreement will be three years.

6.2 Either party may terminate this Agreement by providing 120 days written notice to the other party.

6.3   Forthwith upon termination of this Agreement, each party shall cease:

      (a) any and all presentations, solicitations, or other marketing activities relating to the other party's products and services; and

      (b) representing or holding itself out as being authorized to market, advertise or promote in any way the products of the other party.

6.4  The provisions of Article 3 shall survive termination of this Agreement.

6.5 NEITHER PARTY SHALL, BY REASON OF TERMINATION OF THIS AGREEMENT, BE LIABLE TO THE OTHER PARTY FOR COMPENSATION, REIMBURSEMENT OR DAMAGES ON ACCOUNT OF THE LOSS OF PROSPECTIVE PROFITS ON ANTICIPATED SALES, OR ON ACCOUNT OF EXPENDITURES, INVESTMENTS, LEASES OR COMMITMENTS ENTERED INTO OR MADE IN CONNECTION WITH THIS AGREEMENT OR ANY BUSINESS CONDUCTED, OR EXPECTED TO BE CONDUCTED, BETWEEN THE PARTIES.

6.6 Either Party may terminate this Agreement of the other Party HAS BEEN ADJUDGED BANKRUPT, MAKES A GENERAL ASSIGNMENT FOR THE BENEFIT OF CREDITORS OR IF A RECEIVER IS APPOINTED OWING TO HIS INSOLVENCY.


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ARTICLE 7.  GENERAL

7.1 Any consent by a party to, or waiver of, a breach of this Agreement by the other party, whether express or implied, shall not constitute a consent to, or waiver of, any different or subsequent breach.

7.2   Neither party may assign any rights under this Agreement.

7.3 If any provision of this Agreement is held invalid, illegal, or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and shall remain in full force and effect.

7.4 All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or telecopied to the addresses or fax numbers (as the case may be) stated on the first page of this Agreement, or to such other addresses or fax numbers as may be given in writing by the parties in accordance with this section. Any such notice, request, demand or other communication shall be deemed to have been received, if delivered by hand, on the date of delivery, and if telecopied, on the business day next following the date of transmission.

7.5 Each party agrees that during the term of this Agreement, and for a period of six months following termination of this Agreement, it will not solicit, entice, persuade or induce any individual who currently is, or at any time during the term of this Agreement shall be, an employee of the other party, to terminate or refrain from renewing such individual's employment.


8.    LAWS

8.1   Laws of Ontario

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the dates set out below.

BRAINTECH, INC.:                           ABB Flexible Automation Group, Inc.:


"Owen Jones"                                    "B. Mitchell"
-----------------------------              ---------------------------------
Signature                                  Signature

Owen Jones                                      Barry Mitchell
-----------------------------              ---------------------------------
Name                                       Name

MARCH 15, 2000                                  00/03/26
-----------------------------              ---------------------------------
Date                                       Date


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